UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2020

EQUITY LIFESTYLE PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-11718		36-3857664
(State or other jurisdiction of incorporation)	(Commission File No.)		(IRS Employer Identification Number)
Two North Riverside Plaza	Chicago,	Illinois	60606
(Address of Principal Executive Offices)			(Zip Code)

(312) 279-1400
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	ELS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On April 28, 2020, the stockholders of Equity LifeStyle Properties, Inc. (referred to herein as the "Company", “we,” “us,” and “our”) approved an amendment to the Company's Articles of Amendment and Restatement (the "Charter") to increase from 400,000,000 to 600,000,000 the number of shares of common stock, par value $0.01 per share (“Common Stock”), we are authorized to issue. This amendment was previously approved by our Board of Directors (the "Board") on February 11, 2020 and was described in detail in our definitive proxy materials previously filed with the Securities and Exchange Commission on March 10, 2020. The amendment was approved by the required vote of our stockholders at our Annual Meeting of Stockholders ("Annual Meeting") held on April 28, 2020.
The Articles of Amendment, a copy of which is attached hereto as Exhibit 3.1, was submitted to the State Department of Assessments and Taxation of Maryland for filing on May 4, 2020.
Item 5.07    Submission of Matters to a Vote of Security Holders
On April 28, 2020, we held our Annual Meeting, at which stockholders holding 166,930,332 shares of Common Stock (being the only class of shares entitled to vote at the meeting), or 91.65% of our 182,129,331 outstanding shares of Common Stock as of the record date for the meeting, attended the meeting or were represented by proxy. Our stockholders voted on four proposals presented at the meeting, each of which is discussed in more detail in our Proxy Statement on Schedule 14-A. The proposals submitted for vote and related results of the stockholders' votes were as follows:
Proposal No. 1: To elect ten members of the Board to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualified. This proposal received the required affirmative vote of holders of a plurality of the votes cast and the directors were elected.

	SHARES VOTED
DIRECTOR	FOR	WITHHELD	BROKER NON-VOTES
Andrew Berkenfield	161,451,859	68,581	5,409,892
Philip Calian	156,004,727	5,515,713	5,409,892
David Contis	155,802,109	5,718,331	5,409,892
Constance Freedman	159,747,115	1,773,325	5,409,892
Thomas Heneghan	158,365,230	3,155,210	5,409,892
Tao Huang	159,511,893	2,008,547	5,409,892
Marguerite Nader	160,135,130	1,385,310	5,409,892
Scott Peppet	159,486,898	2,033,542	5,409,892
Sheli Rosenberg	155,877,043	5,643,397	5,409,892
Samuel Zell	147,288,378	14,232,062	5,409,892
Proposal No. 2: To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2020. This proposal received the required affirmative vote of holders of a majority of the votes cast and was approved.

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
SHARES VOTED	160,703,441	6,210,092	16,799	—
Proposal No. 3: To approve our executive compensation on a non-binding advisory basis. This proposal received the required affirmative vote of holders of a majority of the votes cast and was approved.

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
SHARES VOTED	151,306,387	9,639,042	575,011	5,409,892

Proposal No. 4: To approve an amendment to the Company's Charter increasing from 400,000,000 to 600,000,000 the number of shares of Common Stock the Company is authorized to issue. This proposal received the required affirmative vote of the holders of record of two-thirds of all votes entitled to be cast and was approved.

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
SHARES VOTED	162,727,872	4,121,879	22,117	58,464

We are a fully integrated owner and operator of lifestyle-oriented properties and own or have an interest in 413 quality properties in 33 states and British Columbia consisting of 156,655 sites. We are a self-administered, self-managed, real estate investment trust with headquarters in Chicago.
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

3.1	Articles of Amendment of Equity LifeStyle Properties, Inc.
104	Cover Page Interactive Data File included as Exhibit 101 (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

EQUITY LIFESTYLE PROPERTIES, INC.
By: /s/ Paul Seavey
Paul Seavey
Executive Vice President and Chief Financial Officer

Date: May 4, 2020